Exhibit 99.1


news

For Release     Immediate

Contacts (News Media) Tony Zehnder, Corporate Communications 312.396.7086 (Investors) Scott Galovic, Investor Relations 317.817.3228


                     Conseco Reports Second Quarter Results

Carmel, Ind., August 12, 2008 - Conseco, Inc. (NYSE: CNO) today reported results for the second quarter of 2008.

"Upon approval of our plans announced yesterday to transfer Conseco Senior Health Insurance Company to an independent trust, Conseco will have completed the most significant element of its program to pursue strategic alternatives," CEO Jim Prieur said.

"Conseco's financial performance continued to stabilize in the second quarter," Prieur said, "as the company reported profits in all four business segments. Conseco delivered strong growth in new business, with overall sales, excluding Private-Fee-For-Service sales, growing by 8 percent. Bankers Life sales, excluding Private-Fee-For-Service, grew 9 percent, while Colonial Penn's sales grew by 29 percent, and Conseco Insurance Group, with refocused sales efforts, produced higher value from new business despite lower overall sales."

"Importantly, our long-term care closed block of business returned to profitability in the quarter, as our efforts to strengthen reserves and improve claims management over the past year are proving successful," Prieur said. "Financial results for Bankers Life, although improved over the first quarter, were disappointing, as it continued to be pressured by higher than expected initial claims in its long-term care business. Measures implemented last quarter to address this issue, including premium re-rates and enhanced claims management policies and procedures, will lead to improved performance over time."

"Our investment portfolio continues to perform, with earned yields meeting expectations and impairment losses significantly lower than for most life insurers on a percentage of assets basis," CFO Ed Bonach said. "Additionally, we completed the consolidation of our Chicago facilities, which generated a pre-tax charge of $9.6 million, versus the original estimate of $15 million. The consolidation will provide an annual savings of $5 million going forward."

Second quarter 2008 results:
     o Total New Annualized Premium ("NAP") (1): $85.6 million, down 21% from 2Q07 ($92.4 million, excluding Private-Fee-For-Service, up 8 percent from 2Q07)
     o Income (loss) before net realized investment losses, corporate interest and taxes ("EBIT") (2): $66.6 million, compared to $(52.8) million in 2Q07
     o Net operating income (loss) (3) before valuation allowance for deferred tax assets: $33.4 million, compared to $(49.7) million in 2Q07
     o Net operating income (loss) before valuation allowance for deferred tax assets per diluted share: 18 cents, compared to (29) cents in 2Q07
     o Net loss applicable to common stock: $487.1 million, compared to $59.8 million in 2Q07 (including $370.0 million valuation allowance for deferred tax assets and $150.5 million of net realized investment losses in 2Q08 vs. $10.1 million of net realized investment losses in 2Q07)
     o Net loss per diluted share: $2.64, compared to 35 cents in 2Q07 (including $2.00 of valuation allowance for deferred tax assets and 82 cents of net realized investment losses in 2Q08 vs. 6 cents of net realized investment losses in 2Q07)

                                    - more -

                                                                     Conseco (2)
                                                                 August 12, 2008

Six-month 2008 results:
     o Total New Annualized Premium ("NAP") (1): $234.1 million, down 3% from the first six months of 2007 ($176.8 million, excluding Private-Fee-For-Service, up 2 percent from the first six months of 2007)
     o Income (loss) before net realized investment losses, corporate interest and taxes ("EBIT") (2): $114.7 million, compared to $(16.5) million in the first six months of 2007
     o Net operating income (loss) (3) before valuation allowance for deferred tax assets: $54.1 million, compared to $(46.0) million in the first six months of 2007
     o Net operating income (loss) before valuation allowance for deferred tax assets per diluted share: 29 cents, compared to (29) cents in the first six months of 2007
     o Net loss applicable to common stock: $492.9 million, compared to $69.8 million in the first six months of 2007 (including $370.0 million valuation allowance for deferred tax assets and $177.0 million of net realized investment losses in the first six months of 2008 vs. $23.8 million of net realized investment losses in the first six months of
        2007)
     o Net loss per diluted share: $2.67, compared to 44 cents in the first six months of 2007 (including $2.00 of valuation allowance for deferred tax assets and 96 cents of net realized investment losses in the first six months of 2008 vs. 15 cents of net realized investment losses in the first six months of 2007)

Financial strength at June 30, 2008:
     o Book value per diluted share, excluding accumulated other comprehensive income (loss) (4), was $21.76, compared to $24.41 at December 31, 2007
     o Debt-to-total capital ratio, excluding accumulated other comprehensive loss (4), was 22.8%, compared to 20.9% at December 31, 2007


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


                                                                     Conseco (3)
                                                                 August 12, 2008

Operating results

     Results by segment for the quarter were as follows ($ in millions, except per share data):

                                                                                              Three months ended
                                                                                                   June 30,
                                                                                          --------------------------
                                                                                          2008                  2007
                                                                                          ----                  ----
                                                                                                             (Restated)
EBIT (2), excluding costs related to a litigation settlement:
  Bankers Life....................................................................      $  34.6                $ 70.5
  Colonial Penn...................................................................          8.3                   6.7
  Conseco Insurance Group.........................................................         30.0                  43.3
  Other Business in Run-off.......................................................         12.2                (130.3)
  Corporate Operations, excluding corporate interest expense......................        (18.5)                 (8.0)
                                                                                        -------                ------

        EBIT, excluding costs related to a litigation settlement..................         66.6                 (17.8)

   Costs related to a litigation settlement.......................................          -                   (35.0)
                                                                                        -------                ------


       Total EBIT.................................................................         66.6                 (52.8)


Corporate interest expense........................................................        (13.9)                (16.9)
                                                                                        -------                ------

       Income (loss) before net realized investment losses and taxes..............         52.7                 (69.7)

Tax expense (benefit) on period income............................................         19.3                 (24.6)
                                                                                        -------                ------

        Net income (loss) before net realized investment losses and valuation
         allowance for deferred tax assets........................................         33.4                 (45.1)

Preferred stock dividends:
   5.50% Class B mandatorily convertible preferred stock..........................          -                    (4.6)
                                                                                        -------                ------

         Net operating income (loss) before net realized investment losses
              and valuation allowance for deferred tax assets.....................         33.4                 (49.7)

Valuation allowance for deferred tax assets.......................................        370.0                   -
                                                                                        -------                ------

     Net operating loss...........................................................       (336.6)                (49.7)

Net realized investment losses, net of related amortization and taxes.............       (150.5)                (10.1)
                                                                                        -------                ------

     Net loss applicable to common stock..........................................      $(487.1)               $(59.8)
                                                                                        =======                ======

Per diluted share:

     Net operating income (loss) before valuation allowance for deferred tax assets     $   .18                $ (.29)

     Valuation allowance for deferred tax asset...................................        (2.00)                   -
                                                                                        -------                ------

     Net operating loss...........................................................        (1.82)                 (.29)

     Net realized investment losses, net of related amortization and taxes........         (.82)                 (.06)
                                                                                        -------                ------

     Net loss applicable to common stock..........................................      $ (2.64)               $ (.35)
                                                                                        =======                ======



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


                                                                     Conseco (4)
                                                                 August 12, 2008

In our Bankers Life segment, pre-tax operating earnings were $34.6 million in the second quarter of 2008, compared to $70.5 million in the second quarter of 2007. Results for the second quarter of 2008 were affected by:

     o a reduction in earnings of approximately $26 million resulting from an increase in the interest-adjusted benefit ratio on long-term care policies primarily driven by higher claim expenses; and

     o a reduction in earnings of approximately $7 million resulting from an increase in the benefit ratio on Medicare supplement policies primarily driven by higher claim expenses and lower sales.

In our Colonial Penn segment, the pre-tax operating earnings were $8.3 million in the second quarter of 2008, compared to $6.7 million in the second quarter of 2007. Results for the second quarter of 2008 were affected by the growth in this segment and the positive income impacts following the recapture of a modified coinsurance agreement in the fourth quarter of 2007.

In our Conseco Insurance Group segment, pre-tax operating earnings were $30.0 million in the second quarter of 2008, compared to $43.3 million in the second quarter of 2007. Results for the second quarter of 2008 were affected by:

     o a reduction in earnings of approximately $9 million in the second quarter of 2008 related to a block of annuity business that was coinsured in October 2007;

     o a reduction in earnings of approximately $5 million resulting from an increase in the interest-adjusted benefit ratio on specified disease policies primarily driven by higher incurred claims;

     o a reduction in earnings of approximately $4 million resulting from an increase in the benefit ratio on Medicare supplement policies related to lower sales and higher incurred claims; and

     o lower expenses of $6 million in the second quarter of 2008 primarily due to decreased litigation costs and reduced expenses in agent care and marketing.

In our Other Business in Run-off segment, we recognized a pre-tax operating earnings of $12.2 million in the second quarter of 2008, compared to a loss of $130.3 million in the second quarter of 2007. Significant factors affecting the segment's earnings in these periods included:

     o a $110 million of reserve strengthening in the second quarter of 2007 resulting from improvements to our reserving methods and assumptions to better reflect emerging trends;

     o an increase in earnings of approximately $26 million resulting from a decrease in the interest-adjusted benefit ratio (excluding the $110 million charge discussed above) primarily driven by lower claim expense and increased terminations; and

     o  lower expenses of $6 million in the second quarter of 2008.

The Corporate Operations segment includes our investment advisory subsidiary and corporate expenses. The second quarter of 2008 reflects a $9.6 million charge related to the consolidation of our Chicago facilities and $2.3 million of expenses incurred related to the plan to transfer Conseco Senior Health to an independent trust.

Based on our evaluation of the recovery of deferred tax assets, we determined the need to increase the valuation allowance by $370 million in the second quarter of 2008. The conclusion that an additional deferred tax valuation allowance is needed is based on the Company's recent results and the expected effects of the previously announced plan to transfer Conseco Senior Health Insurance Company to an independent trust.

Net realized investment losses of $150.5 million (net of amortization and taxes) in the second quarter of 2008 included $133.7 million (net of taxes) of impairment losses on those investments expected to be transferred at the expected completion of the transfer of Conseco Senior Health Insurance Company to an independent trust.




                                     -more-

                                                                     Conseco (5)
                                                                 August 12, 2008
Sales results
In addition to the sales of proprietary products, Bankers Life, through a partnership with Coventry, distributes Medicare PDP and Private-Fee-For-Service plans through Bankers career agents.

At Bankers Life (career distribution), total NAP in 2Q08 was $53.4 million, down 30% from 2Q07 primarily due to lower Private-Fee-For-Service sales, partially offset by higher sales of annuities and Medicare supplement policies (total NAP, excluding Private-Fee-For- Service, was $59.8 million, up 9 percent from 2Q07).

At Colonial Penn (direct distribution), total NAP was $14 million, up 29% over 2Q07 as we continue to benefit from our investment in marketing.

At Conseco Insurance Group (independent distribution), total NAP was $18.2 million, down 9% from 2Q07 primarily due to our continued focus on producing more profitable business.

Conference Call
The company will host a conference call to discuss results at 1:00 p.m. Eastern Daylight Time on August 12, 2008. The webcast can be accessed through the Investors section of the company's website as follows: http://investor.conseco.com. Listeners should go to the website at least 15 minutes before the event to register and download any necessary audio software. During the call, we will be referring to a presentation that will be available Tuesday morning through the investors section of the company's website.

About Conseco
Conseco, Inc.'s insurance companies help protect working American families and seniors from financial adversity: Medicare supplement, long-term care, cancer, heart/stroke and accident policies protect people against major unplanned expenses; annuities and life insurance products help people plan for their financial futures. For more information, visit Conseco's web site at www.conseco.com.

--------------------------------------------------------------------------------
(1) Measured by new annualized premium, which includes 6% of annuity and 10% of single premium whole life deposits and 100% of all other premiums, PDP sales equal $200 per enrolled policy ($310 in 2007), Private-Fee-For-Service sales equal $2,250 per enrolled policy ($2,100 in 2007).
(2) Management believes that an analysis of earnings or loss before net realized investment gains (losses), corporate interest and taxes ("EBIT," a non-GAAP financial measure) provides a clearer comparison of the operating results of the company quarter-over-quarter because it excludes: (i) corporate interest expense; and (ii) net realized investment gains (losses) that are unrelated to the company's underlying fundamentals. A reconciliation of EBIT to Net Income applicable to common stock is provided in the tables on page 3 and 9.
(3) Management believes that an analysis of Net income (loss) applicable to common stock before net realized investment gains or losses, net of related amortization and income taxes, ("Net Operating Income," a non-GAAP financial measure) is important to evaluate the financial performance of the company, and is a key measure commonly used in the life insurance industry. Management uses this measure to evaluate performance because realized investment gains or losses can be affected by events that are unrelated to the company's underlying fundamentals. A reconciliation of Net Operating Income to Net Income applicable to common stock is provided in the tables on page 3 and 9. Additional information concerning this non-GAAP measure is included in our periodic filings with the Securities and Exchange Commission that are available in the "Investor - SEC Filings" section of Conseco's website, www.conseco.com.
(4) The calculation of this non-GAAP measure differs from the corresponding GAAP measure because accumulated other comprehensive income (loss) has been excluded from the value of capital used to determine this measure. Management believes this non-GAAP measure is useful because it removes the volatility that arises from changes in the unrealized appreciation (depreciation) of our investments. The corresponding GAAP measures for debt-to-total capital and book value per common share were 26.0% and $18.30, respectively, at June 30, 2008, and 22.0% and $22.94, respectively, at December 31, 2007.

                                     -more-

                                                                     Conseco (6)
                                                                 August 12, 2008


Cautionary Statement Regarding Forward-Looking Statements. Our statements, trend analyses and other information contained in these materials relative to markets for Conseco's products and trends in Conseco's operations or financial results, as well as other statements, contain forward-looking statements within the meaning of the federal securities laws and the Private Securities Litigation Reform Act of 1995. Forward-looking statements typically are identified by the use of terms such as "anticipate," "believe," "plan," "estimate," "expect," "project," "intend," "may," "will," "would," "contemplate," "possible," "attempt," "seek," "should," "could," "goal," "target," "on track," "comfortable with," "optimistic" and similar words, although some forward-looking statements are expressed differently. You should consider statements that contain these words carefully because they describe our expectations, plans, strategies and goals and our beliefs concerning future business conditions, our results of operations, financial position, and our business outlook or they state other "forward-looking" information based on currently available information. Assumptions and other important factors that could cause our actual results to differ materially from those anticipated in our forward-looking statements include, among other things: (i) general economic, market and political conditions, including the performance and fluctuations of the financial markets which may affect our ability to raise capital or refinance our existing indebtedness; (ii) our ability to obtain adequate and timely rate increases on our supplemental health products including our long-term care business; (iii) mortality, morbidity, the increased cost and usage of health care services, persistency, the adequacy of our previous reserve estimates and other factors which may affect the profitability of our insurance products; (iv) changes in our assumptions related to the cost of policies produced or the value of policies inforce at the Effective Date; (v) the recoverability of our deferred tax asset and the effect of potential tax rate changes on its value; (vi) changes in accounting principles and the interpretation thereof; (vii) our ability to achieve anticipated expense reductions and levels of operational efficiencies including improvements in claims adjudication and continued automation and rationalization of operating systems; (viii) performance and valuation of our investments, including the impact of realized losses (including other-than-temporary impairment charges); (ix) our ability to identify products and markets in which we can compete effectively against competitors with greater market share, higher ratings, greater financial resources and stronger brand recognition; (x) the ultimate outcome of lawsuits filed against us and other legal and regulatory proceedings to which we are subject; (xi) our ability to remediate the material weakness in internal controls over the actuarial reporting process that we identified at year-end 2006 and to maintain effective controls over financial reporting; (xii) our ability to continue to recruit and retain productive agents and distribution partners and customer response to new products, distribution channels and marketing initiatives; (xiii) our ability to achieve eventual upgrades of the financial strength ratings of Conseco and our insurance company subsidiaries as well as the potential impact of rating downgrades on our business; (xiv) the risk factors or uncertainties listed from time to time in our filings with the Securities and Exchange Commission; (xv) our ability to continue to satisfy the financial ratio and balance requirements and other covenants of our debt agreements; (xvi) regulatory changes or actions, including those relating to regulation of the financial affairs of our insurance companies, such as the payment of dividends to us, regulation of financial services affecting (among other things) bank sales and underwriting of insurance products, regulation of the sale, underwriting and pricing of products, and health care regulation affecting health insurance products; (xvii) changes in the Federal income tax laws and regulations which may affect or eliminate the relative tax advantages of some of our products; and (xviii) the receipt of regulatory approval and consummation of the plan to transfer Conseco Senior Health Insurance Company to an independent trust. Other factors and assumptions not identified above are also relevant to the forward-looking statements, and if they prove incorrect, could also cause actual results to differ materially from those projected. All written or oral forward-looking statements attributable to us are expressly qualified in their entirety by the foregoing cautionary statement. Our forward-looking statements speak only as of the date made. We assume no obligation to update or to publicly announce the results of any revisions to any of the forward-looking statements to reflect actual results, future events or developments, changes in assumptions or changes in other factors affecting the forward-looking statements.



                                - Tables Follow -

                                                                     Conseco (7)
                                                                 August 12, 2008

                         CONSECO, INC. AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEET
                              (Dollars in millions)

                                                                                               June 30,        December 31,
                                                                                                 2008              2007
                                                                                                 ----              ----
                                                                                              (unaudited)
ASSETS
Investments:
     Actively managed fixed maturities at fair value (amortized cost:
       June 30, 2008 - $21,336.8; December 31, 2007 - $20,992.7)..........................    $20,148.4         $20,510.9
     Equity securities at fair value (cost: June 30, 2008 - $34.0;
       December 31, 2007 - $34.0).........................................................         34.3              34.5
     Mortgage loans.......................................................................      2,222.6           2,086.0
     Policy loans.........................................................................        364.3             370.4
     Trading securities...................................................................        266.5             665.8
     Other invested assets ...............................................................         88.7             134.3
                                                                                              ---------         ---------

       Total investments..................................................................     23,124.8          23,801.9

Cash and cash equivalents:
     Unrestricted.........................................................................        295.3             407.5
     Restricted...........................................................................         21.5              21.1
Accrued investment income.................................................................        328.8             319.3
Value of policies inforce at the Effective Date...........................................      1,631.4           1,722.8
Cost of policies produced.................................................................      1,658.7           1,423.0
Reinsurance receivables...................................................................      3,445.5           3,592.8
Income tax assets, net....................................................................      1,812.4           1,909.4
Assets held in separate accounts..........................................................         24.6              27.4
Other assets..............................................................................        338.0             289.6
                                                                                              ---------         ---------

       Total assets.......................................................................    $32,681.0         $33,514.8
                                                                                              =========         =========

LIABILITIES AND SHAREHOLDERS' EQUITY
Liabilities:
     Liabilities for insurance products:
       Interest-sensitive products........................................................    $13,105.0         $13,169.4
       Traditional products...............................................................     12,688.4          12,537.4
       Claims payable and other policyholder funds........................................        971.3             928.0
       Liabilities related to separate accounts...........................................         24.6              27.4
     Other liabilities....................................................................        495.7             510.0
     Investment borrowings................................................................        824.2             913.0
     Notes payable - direct corporate obligations.........................................      1,189.7           1,193.7
                                                                                              ---------         ---------

         Total liabilities................................................................     29,298.9          29,278.9
                                                                                              ---------         ---------

Commitments and Contingencies

Shareholders' equity:
     Common stock ($0.01 par value, 8,000,000,000 shares authorized, shares issued
       and outstanding: June 30, 2008 - 184,725,949; December 31, 2007 - 184,652,017).....          1.9               1.9
     Additional paid-in capital...........................................................      4,073.6           4,068.6
     Accumulated other comprehensive loss.................................................       (639.2)           (273.3)
     Retained earnings (accumulated deficit)..............................................        (54.2)            438.7
                                                                                              ---------         ---------

       Total shareholders' equity.........................................................      3,382.1           4,235.9
                                                                                              ---------         ---------

       Total liabilities and shareholders' equity.........................................    $32,681.0         $33,514.8
                                                                                              =========         =========


                                    - more -

                                                                     Conseco (8)
                                                                 August 12, 2008

                         CONSECO, INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENT OF OPERATIONS
                  (Dollars in millions, except per share data)

                                                                         Three months ended        Six months ended
                                                                             June 30,                 June 30,
                                                                         ------------------        ------------------
                                                                         2008         2007         2008         2007
                                                                         ----         ----         ----         ----
                                                                                   (Restated)                (Restated)
Revenues:
   Insurance policy income......................................       $  896.1     $  767.8      $1,747.3     $1,530.6
   Net investment income (loss):
     General account assets.....................................          356.1        382.2         709.8        760.1
     Policyholder and reinsurer accounts and other
       special-purpose portfolios...............................          (21.6)        42.3         (47.6)        47.2
   Net realized investment losses...............................         (235.3)       (28.3)       (278.9)       (63.2)
   Fee revenue and other income.................................            4.9          5.2           8.9          9.0
                                                                       --------     --------      --------     --------

       Total revenues...........................................        1,000.2      1,169.2       2,139.5      2,283.7
                                                                       --------     --------      --------     --------

Benefits and expenses:
   Insurance policy benefits....................................          896.7        925.3       1,754.5      1,742.7
   Interest expense.............................................           22.9         27.9          51.6         51.5
   Amortization.................................................          106.9        114.5         222.0        231.6
   Costs related to a litigation settlement.....................            -           35.0           -           48.0
   Other operating costs and expenses...........................          152.6        151.8         299.4        296.0
                                                                       --------     --------      --------     --------

       Total benefits and expenses..............................        1,179.1      1,254.5       2,327.5      2,369.8
                                                                       --------     --------      --------     --------

       Loss before income taxes.................................         (178.9)       (85.3)       (188.0)       (86.1)

Income tax benefit on period income.............................          (61.8)       (30.1)        (65.1)       (30.4)
Valuation allowance for deferred tax assets.....................          370.0          -           370.0          -
                                                                       --------     --------      --------     --------

       Net loss.................................................         (487.1)       (55.2)       (492.9)       (55.7)

Preferred stock dividends.......................................            -            4.6           -           14.1
                                                                       --------     --------      --------     --------

       Net loss applicable to common stock......................       $ (487.1)    $  (59.8)     $ (492.9)    $  (69.8)
                                                                       ========     ========      ========     ========

Loss per common share:
   Basic:
     Weighted average shares outstanding........................     184,684,000  169,139,000  184,669,000  160,038,000
                                                                     ===========  ===========  ===========  ===========

     Net loss...................................................          $(2.64)       $(.35)      $(2.67)       $(.44)
                                                                          ======        =====       ======        =====

   Diluted:
     Weighted average shares outstanding........................     184,684,000  169,139,000  184,669,000  160,038,000
                                                                     ===========  ===========  ===========  ===========

     Net loss...................................................          $(2.64)       $(.35)      $(2.67)       $(.44)
                                                                          ======        =====       ======        =====

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


                                                                     Conseco (9)
                                                                 August 12, 2008

Operating results

Results by segment for the six months ended June 30 were as follows ($ in millions, except per share data):

                                                                                              Six months ended
                                                                                                   June 30,
                                                                                          --------------------------
                                                                                          2008                  2007
                                                                                          ----                  ----
                                                                                                             (Restated)
EBIT (2), excluding costs related to a litigation settlement:
  Bankers Life....................................................................      $  63.7               $ 116.0
  Colonial Penn...................................................................         12.0                  11.3
  Conseco Insurance Group.........................................................         53.3                  76.8
  Other Business in Run-off.......................................................         10.9                (156.4)
  Corporate Operations, excluding corporate interest expense......................        (25.2)                (16.2)
                                                                                        -------               -------

        EBIT, excluding costs related to a litigation settlement..................        114.7                  31.5

   Costs related to a litigation settlement.......................................          -                   (48.0)
                                                                                        -------               -------


       Total EBIT.................................................................        114.7                 (16.5)


Corporate interest expense........................................................        (30.3)                (33.0)
                                                                                        -------               -------

       Income (loss) before net realized investment losses and taxes..............         84.4                 (49.5)

Tax expense (benefit) on period income............................................         30.3                 (17.6)
                                                                                        -------               -------

     Income (loss) before net realized investment losses and valuation allowance
       for deferred tax assets....................................................         54.1                 (31.9)

Preferred stock dividends:
   5.50% Class B mandatorily convertible preferred stock..........................          -                   (14.1)
                                                                                        -------               -------

        Net operating income (loss) before net realized investment losses and
         valuation allowance for deferred tax assets..............................         54.1                 (46.0)

Valuation allowance for deferred tax assets.......................................        370.0                   -
                                                                                        -------               -------

     Net operating loss...........................................................       (315.9)                (46.0)

Net realized investment losses, net of related amortization and taxes.............       (177.0)                (23.8)
                                                                                        -------               -------

     Net loss applicable to common stock..........................................      $(492.9)              $ (69.8)
                                                                                        =======               =======

Per diluted share:
     Net operating income (loss) before valuation allowance for deferred tax assets     $   .29               $  (.29)

     Valuation allowance for deferred tax assets..................................        (2.00)                  -
                                                                                        -------               -------

     Net operating loss...........................................................        (1.71)                 (.29)

     Net realized investment losses, net of related amortization and taxes........         (.96)                 (.15)
                                                                                        -------               -------

     Net loss applicable to common stock..........................................      $ (2.67)              $  (.44)
                                                                                        =======               =======



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

                                                                    Conseco (10)
                                                                 August 12, 2008

                         CONSECO, INC. AND SUBSIDIARIES
                               COLLECTED PREMIUMS
                              (Dollars in millions)

                                                                                                   Three months ended
                                                                                                        June 30,
                                                                                                 ----------------------
                                                                                                 2008              2007
                                                                                                 ----              ----
Bankers Life segment:
  Annuity...............................................................................         $257.8            $200.5
  Supplemental health...................................................................          470.8             356.6
  Life..................................................................................           53.8              52.1
                                                                                                 ------            ------
  Total collected premiums..............................................................         $782.4            $609.2
                                                                                                 ======            ======
Colonial Penn segment:
  Life..................................................................................         $ 43.8            $ 26.0
  Supplemental health...................................................................            2.3               2.7
                                                                                                 ------            ------
  Total collected premiums..............................................................         $ 46.1            $ 28.7
                                                                                                 ======            ======
Conseco Insurance Group segment:
  Annuity...............................................................................         $ 37.1            $113.0
  Supplemental health...................................................................          144.0             147.4
  Life..................................................................................           66.9              70.0
                                                                                                 ------            ------
  Total collected premiums..............................................................         $248.0            $330.4
                                                                                                 ======            ======
Other Business in Run-off segment:
  Long-term care........................................................................         $ 73.7            $ 75.6
  Major medical.........................................................................             .4                .6
                                                                                                 ------            ------
  Total collected premiums..............................................................         $ 74.1            $ 76.2
                                                                                                 ======            ======

          BENEFIT RATIOS ON MAJOR SUPPLEMENTAL HEALTH LINES OF BUSINESS

                                                                                                   Three months ended
                                                                                                        June 30,
                                                                                                 ----------------------
                                                                                                 2008              2007
                                                                                                 ----              ----
                                                                                                                (Restated)
Bankers Life segment:
Medicare Supplement:
  Earned premium........................................................................    $158 million     $161 million
  Benefit ratio(a)......................................................................           71.3%            67.4%
PDP and PFFS:
  Earned premium........................................................................    $172 million      $47 million
  Benefit ratio(a)......................................................................           94.0%            80.9%
Long-Term Care:
  Earned premium........................................................................    $156 million     $155 million
  Benefit ratio(a)......................................................................          114.7%            95.4%
  Interest-adjusted benefit ratio (a non-GAAP measure)(b)...............................           81.4%            64.6%
Conseco Insurance Group (CIG) segment:
Medicare Supplement:
  Earned premium........................................................................     $51 million      $58 million
  Benefit ratio(a)......................................................................           71.9%            68.9%
Specified Disease:
  Earned premium........................................................................     $91 million      $90 million
  Benefit ratio(a)......................................................................           80.8%            73.2%
  Interest-adjusted benefit ratio (a non-GAAP measure)(b)...............................           46.6%            40.4%
Other Business in Run-off segment:
  Earned premium........................................................................     $76 million      $78 million
  Benefit ratio(a)......................................................................          123.9%           292.4%
  Interest-adjusted benefit ratio (a non-GAAP measure)(b)...............................           56.5%           232.6%

--------------------------------------------------------------------------------

(a) The benefit ratio is calculated by dividing the related product's insurance policy benefits by insurance policy income.

(b) The interest-adjusted benefit ratio (a non-GAAP measure) is calculated by dividing the product's insurance policy benefits less interest income on the accumulated assets backing the insurance liabilities by insurance policy income. Interest income is an important factor in measuring the performance of longer duration health products. The net cash flows generally cause an accumulation of amounts in

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

                                                                    Conseco (11)
                                                                 August 12, 2008


     the early years of a policy (accounted for as reserve increases), which will be paid out as benefits in later policy years (accounted for as reserve decreases). Accordingly, as the policies age, the benefit ratio will typically increase, but the increase in the change in reserve will be partially offset by interest income earned on the accumulated assets. The interest-adjusted benefit ratio reflects the interest income offset. Since interest income is an important factor in measuring the performance of these products, management believes a benefit ratio, which includes the effect of interest income, is useful in analyzing product performance. Additional information concerning this non-GAAP measure is included in our periodic filings with the Securities and Exchange Commission that are available in the "Investor - SEC Filings" section of Conseco's website, www.conseco.com.

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